                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER


                                     Among


                         Tecnol Medical Products, Inc.,


                           Kimberly-Clark Corporation


                                      and


                           Vanguard Acquisition Corp.





                         Dated as of September 4, 1997

                              TABLE OF CONTENTS

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                                                     ARTICLE I
                                           The Merger; Closing; Effective Time

1.1.     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.2.     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.3.     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2


                                                     ARTICLE II
                                        Certificate of Incorporation and By-Laws
                                               of the Surviving Corporation

2.1.     The Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.2.     The By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3


                                                       ARTICLE III
                                                  Officers and Directors
                                               of the Surviving Corporation

3.1.     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.2.     Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3


                                                        ARTICLE IV
                                          Effect of the Merger on Capital Stock;
                                                 Exchange of Certificates

4.1.     Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         (a)     Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         (b)     Cancellation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         (c)     Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
4.2.     Exchange of Certificates for Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (a)     Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (b)     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (c)     Distributions with Respect to Unexchanged Shares; Voting . . . . . . . . . . . . . . . . . . . . . . . 6
         (d)     Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         (e)     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         (f)     Termination of Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         (g)     Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.3.     Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.4.     Adjustments of Conversion Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7





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                                                        ARTICLE V
                                              Representations and Warranties

5.1.     Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (a)     Organization, Good Standing and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (b)     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (c)     Corporate Authority; Approval and Fairness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (d)     Governmental Filings; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (e)     Company Reports; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (f)     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (g)     Litigation and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         (h)     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (i)     Compliance with Laws; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (j)     Takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (k)     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (l)     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (m)     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (n)     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (o)     Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
5.2.     Representations and Warranties of Parent and Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (a)     Capitalization of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (b)     Organization, Good Standing and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (c)     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (d)     Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (e)     Governmental Filings; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (f)     Parent Reports; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (g)     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (h)     Litigation and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (i)     Compliance with Laws; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (j)     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (k)     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (l)     Ownership of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         (m)     Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


                                                        ARTICLE VI
                                                        Covenants

6.2.     Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
6.3.     Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
6.4.     Stockholders Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
6.5.     Filings; Other Actions; Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
6.6.     Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
6.7.     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.8.     Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.9.     Stock Exchange Listing and De-listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.10.    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
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6.11.    Options and Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (a)     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
6.12.    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.13.    Indemnification; Directors' and Officers' Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.14.    Takeover Statute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.15.    Parent Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.16.    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.17.    Real Estate Transfer and Gains Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                                       ARTICLE VII
                                                        Conditions

7.1.     Conditions to Each Party's Obligation to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (a)     Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (b)     NYSE Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (c)     Regulatory Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (d)     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (e)     S-4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (f)     Blue Sky Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.2.     Conditions to Obligations of Parent and Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         (a)     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         (b)     Performance of Obligations of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         (c)     Consents Under Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         (d)     Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
7.3.     Conditions to Obligation of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         (a)     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         (b)     Performance of Obligations of Parent and Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . .  34
         (c)     Consents Under Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         (d)     Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                                                       ARTICLE VIII
                                                       Termination

8.1.     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
8.2.     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


                                                        ARTICLE IX
                                                Miscellaneous and General

9.1.     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
9.2.     Modification or Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
9.3.     Waiver of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
9.4.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
9.5.     Governing Law and Venue; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
9.6.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
9.7.     Entire Agreement; No Other Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
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9.8.     No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
9.9.     Obligations of Parent and of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
9.10.    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
9.11.    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
9.12.    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
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                          AGREEMENT AND PLAN OF MERGER


                 AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of September 4, 1997, among Tecnol Medical Products, Inc., a Delaware corporation (the "Company"), Kimberly-Clark Corporation, a Delaware corporation ("Parent"), and Vanguard Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations").


                                    RECITALS

                 WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement , whereby each issued and outstanding share of the Common Stock, par value $.001 per share, of the Company (a "Share" or, collectively, the "Shares"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, $1.25 par value, of Parent ("Parent Common Stock");

                 WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

                 WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

                 WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a "purchase;"

                 WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter into this Agreement, certain stockholders of the Company (the "Principal Stockholders") have entered into an agreement with Parent, in the form attached hereto as Exhibit A (the "Company Stockholder Agreement"), pursuant to which the Principal Stockholders have agreed, among other things, to vote their Shares in favor of the Merger; and

                 WHEREAS, as a condition to Parent's willingness to enter into this Agreement, concurrently herewith: (i) the Company and Parent are entering into a Consulting Agreement, Noncompetition Agreement, and Severance Agreement And Release with each of Vance M. Hubbard, Valerie A. Hubbard, and Kirk Brunson, each dated as of the date hereof; (ii) the Company and Parent are entering into a Noncompetition Agreement and a Severance Agreement And Release with James Weaver, dated as of the date hereof; (iii) the Company and Parent are entering into a Severance Agreement and Release with Jeffrey A. Nick, dated as of the date hereof; and (iv) the Company is entering into a Rescission Agreement with Vance M. Hubbard dated as of the date hereof (collectively, such Consulting Agreements, Noncompetition Agreements, Severance Agreements and Releases and Rescission Agreement are referred to herein as the "Executive Agreements");

                 WHEREAS, as a condition to Parent's willingness to enter into this Agreement, the Company and Parent are simultaneously entering into the option agreement attached hereto as Exhibit B (the "Company Option Agreement") pursuant to which the Company is granting an option to Parent to purchase Shares on the terms and subject to the conditions set forth therein;

                 WHEREAS, the Company and Parent are simultaneously herewith entering into the Severance Matters Agreement attached hereto as Exhibit C (the "Severance Matters Agreement"); and

                 WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                 NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                      The Merger; Closing; Effective Time

                 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in
Article III.  The Merger shall have the effects specified in the DGCL.

                 1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Carrington, Coleman, Sloman & Blumenthal, L.L.P., 200 Crescent Court, Dallas, Texas at 9:00 A.M. on the third business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                 1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware or, if otherwise agreed by the Company and Parent, such later date or time as is established by the Delaware Certificate of Merger (the "Effective Time").

                 1.4. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

                 2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that (i) Article FIFTH, TENTH and ELEVENTH of the Charter shall be deleted in their entirety and (ii) Article FOURTH of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share."

                 2.2. The By-Laws. The by-laws of the Company in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.


                                  ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

                 3.1. Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                 3.2. Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving

Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

                 4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

            (a) Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (collectively, "Excluded Shares")) shall be converted into, and become exchangeable for 0.42 (the "Conversion Number") of a validly issued, fully paid and nonassessable share of Parent Common Stock, including the corresponding percentage of a right (such rights being hereinafter referred to collectively as the "Parent Rights") to purchase shares of Series A Junior Participating Preferred Stock of Parent (the "Parent Series A Preferred Stock") pursuant to the Rights Agreement, dated as of June 21, 1988, as amended and restated as of June 8, 1995 (as so amended and restated, the "Parent Rights Agreement") between Parent and The First National Bank of Boston, as Rights Agent. All references in this Agreement to Parent Common Stock to be received in accordance with the Merger shall be deemed, from and after the Effective Time, to include the associated Parent Rights. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the shares of Parent Common Stock into which such Shares have been converted and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

            (b) Cancellation of Shares. Each Excluded Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

            (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

            4.2. Exchange of Certificates for Shares.

            (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with Boston Equiserve L.P. or a commercial bank having capital of not less than $5 billion selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock, and, after the Effective Time, if applicable, any cash, dividends or other distributions, with respect to the Parent Common Stock, to be issued or paid pursuant to the last sentence of
Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss and, if reasonably required by Parent, indemnity bonds in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

            (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss and, if reasonably required by Parent, indemnity bonds in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of
(A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that (i) the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable, and (ii) that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of the Shares such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

            For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not- for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

            (c)  Distributions with Respect to Unexchanged Shares; Voting.
(i) All shares of Parent Common Stock to be delivered pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made in respect of the Parent Common Stock with a record date that is 10 days or more after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate or affidavit of loss and, if reasonably required by Parent, indemnity bond in lieu thereof in accordance with this
Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock delivered in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.

            (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

            (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

            (e) Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article IV; no dividend or other distribution by Parent and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled thereto upon the surrender of Certificate(s) for exchange pursuant to this Article IV will be paid an amount in cash

(without interest) rounded up to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Stock (as reported in the NYSE Composite Transactions) on the date on which the Effective Time shall occur (or, if the Parent Common Stock shall not trade on the NYSE on such date, the first day of trading in Parent Common Stock on the NYSE thereafter) by (ii) the fractional share to which such holder would otherwise be entitled.

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss and, if reasonably required by Parent, indemnity bonds in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making and delivery to the Exchange Agent of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, a properly completed letter of transmittal and, if reasonably required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of, and deliverable in respect of the Shares represented by, such Certificate pursuant to this Agreement.

            4.3. Dissenters' Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

            4.4. Adjustments of Conversion Number. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), dividend or distribution (other than quarterly cash dividends), recapitalization, merger (other than the Merger), subdivision, issuer tender or exchange offer for the issuer's own shares (other than repurchases by Parent between the date hereof and the Effective Time of less than 5% of the outstanding shares of Parent Common Stock pursuant to Rule 10b-18, promulgated under the Securities Exchange Act of 1934, as amended), or other similar transaction with a materially dilutive effect, or if a record date with respect to any of the foregoing shall occur prior to the Effective Time, the Conversion Number shall be equitably adjusted.

                                   ARTICLE V

                         Representations and Warranties

            5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub that:

            (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates or articles of incorporation, as the case may be, and by-laws, each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect.

            As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change (i) in law, rule or regulation applicable to all companies and businesses generally, or to the disposable medical products industry specifically, or (ii) in economic or business conditions generally, or in the disposable medical products industry specifically, shall not be considered when determining if a Company Material Adverse Effect has occurred.

            (b) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 Shares, of which 20,010,762 Shares were outstanding as of the close of business on August 31, 1997, and 1,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Shares"), none of which shares are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance, except for Shares reserved for issuance upon exercise of options pursuant to the Company Option Agreement and that, as of August 31, 1997, there were 2,000,000 Shares reserved for issuance pursuant to the Company's 1991 Stock Option Plan, as amended from time to time (the "Stock Plan"), and 30,000 Shares reserved for issuance to certain directors of the Company pursuant to those certain Director's Stock Option Agreements by and between the Company and each of Jack
G. Johnson and James Kenney, dated September 21, 1991 and September 6, 1991, respectively (the "Director Option Agreements"). The

Company Disclosure Letter contains a correct and complete list as of a recent date of each outstanding option to purchase Shares under the Stock Plan and the Director Option Agreements (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, right of first refusal agreement, limitation on voting rights, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights (other than rights accruing to the Company or its Subsidiaries), options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

            (c) Corporate Authority; Approval and Fairness. As of the date hereof, the Board of Directors of the Company has duly approved this Agreement, the Company Option Agreement, the Severance Matters Agreement and the Executive Agreements and has resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all corporate power and authority to enter into this Agreement, the Company Option Agreement, the Severance Matters Agreement and the Executive Agreements and to consummate the transactions contemplated hereby and thereby, subject to the adoption of this Agreement by the holders of at least a majority of the outstanding Shares (the "Company Requisite Vote"). The execution, delivery and performance of this Agreement, the Company Option Agreement , the Severance Matters Agreement and the Executive Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to adoption of this Agreement by the stockholders of the Company. This Agreement, the Company Option Agreement, the Severance Matters Agreement and the Executive Agreements have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of such agreements by each other party thereto) constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights (the "Bankruptcy Exception") and is subject to general equity principles (the "Equity Exception").

            (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, if any, (D) required to be made with the NASDAQ and (E) any filings pursuant to Section 6.17, no notices, reports or other filings are required to be made by the Company or any of its

Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement or the Company Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby or thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

            (ii) The execution, delivery and performance of this Agreement, the Company Option Agreement, the Severance Matters Agreement and the Executive Agreements by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby or thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any loan or credit agreement, note, bond, indenture or other instrument evidencing indebtedness for borrowed money ("Debt Contracts") or any other agreement, lease, contract, arrangement or other obligation ("Other Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or any judgment, order or decree to which the Company or any of its Subsidiaries or any of its properties is subject or (C) any change in the rights or obligations of any party under any of the Debt Contracts or Other Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Company Option Agreement.

         (iii)(A) There is no event of default, or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any Debt Contract binding upon the Company or any of its Subsidiaries, and (B) there is no event of default, or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any Other Contract binding upon the Company or any of its Subsidiaries which would, in either case (A) or (B), individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

            (e) Company Reports; Financial Statements. Since November 30, 1995, the Company has filed all reports and other documents that it was required to file with the Securities and Exchange Commission (the "SEC"). The Company has delivered to Parent each registration statement, report, proxy statement or information statement (including exhibits, annexes and any amendments thereto) filed by it with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports") since November 30, 1995. As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income, stockholders' equity and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of consolidated operations, stockholders' equity and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year- end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

            (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since November 30, 1996 (the "Audit Date"), the Company and its Subsidiaries have conducted their respective businesses only in, and have not entered into or engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which the executive officers of the Company has knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance except as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any material change by the Company in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h) other than increases or amendments in the ordinary course.

            (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries (in their capacity as such) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)), that, in the case of either clause (i) or (ii), individually or in the aggregate, are reasonably likely in either such case to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or, as of the date hereof, the Company Option Agreement. Except as disclosed in the Company Reports filed prior to the date hereof, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the

Company or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of the executive officers of the Company, any of its or their current or former directors or officers, as such, that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

            (h)  Employee Matters.

            (i) Neither the Company nor its Subsidiaries has any labor contracts or collective bargaining agreements with respect to any persons employed by or otherwise performing services for the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has engaged in any unfair labor practice except as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there is no unfair labor practice complaint pending, or to the knowledge of the executive officers of the Company threatened, against the Company or any of its Subsidiaries. There is no labor strike, dispute, slowdown, or stoppage pending or to the knowledge of the executive officers of the Company threatened, against the Company or its Subsidiaries, and neither the Company nor its Subsidiaries has experienced any primary work stoppage or labor difficulty involving its employees during the last three years, except in each case as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

            (ii) Set forth in Section 5.1(h) of the Company Disclosure Letter is a true and complete list of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, welfare, fringe benefits or other plan, agreement, policy or arrangement which the Company or any of its Subsidiaries maintains, or as to which the Company or any of its Subsidiaries is or will be required to make any payment for the benefit of any employee, director, former employee or former director of the Company and its Subsidiaries (the "Compensation and Benefit Plans"). The Company has delivered or made available to Parent with respect to each Compensation and Benefit Plan correct and complete copies, where applicable, of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description,
(iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed two plan years for which such reports have been filed, (iv) the financial statements for the most recently completed two plan years for which statements have been prepared, (v) the most recent determination letter issued by the Internal Revenue Service (the "IRS") and the application submitted with respect to such letter, and (vi) all correspondence with the IRS or Department of Labor concerning any pending controversy. Any "change of control" or similar provisions contained in any Compensation and Benefit Plan are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

            (iii) All Compensation and Benefit Plans have been administered in all material respects in accordance with their terms and are in compliance in all material respects with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and the Company is not aware as of the date hereof of any circumstances likely to result in revocation of any such favorable determination letter or of any circumstance indicating that any such plan is not so qualified in operation. As of the date hereof, there is no pending or, to the knowledge of the executive officers of the Company, material threatened litigation, claim or audit by any Person relating to the Compensation and Benefit Plans. To the knowledge of the executive officers of the Company, no prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Code has occurred which would be expected to result in material liability to the Company or its Subsidiaries, assuming that, for purposes of determining materiality, the "taxable period" within the meaning of
Section 4975 of the Code with respect to such prohibited transaction had expired as of the date hereof.

            (iv) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). None of the Company, its Subsidiaries and their ERISA Affiliates have contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time, and no liability has been or is expected to be incurred by the Company or any Subsidiary with respect to any such plan. None of the Company, any of its Subsidiaries or any ERISA Affiliate contributes to or maintains a Pension Plan subject to Title IV of ERISA or has contributed to or maintained any such plan at any time during the six-year period prior to the date hereof.

            (v) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof, have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof.

            (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as required under Part 6 of Title I of ERISA.

            (vii)  Except as contemplated by this Agreement or disclosed in
Section 5.1(h) of the Company Disclosure Letter, the consummation of the Merger and the other transactions contemplated by this Agreement and the Company Option Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or the Stock Plan or (z) result in any material breach or violation of, or a material default under, any of the Compensation and Benefit Plans or the Stock Plan.

            (i) Compliance with Laws; Permits. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries are being conducted in compliance with applicable federal, state, local and foreign laws (collectively, "Laws"), except for such violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Company Option Agreement. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to own or lease and operate their respective properties and conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement and the Company Option Agreement.

            (j) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti- takeover statute or regulation (including Section 203 of the DGCL) (each a "Takeover Statute") or any applicable anti- takeover provision in the Company's certificate of incorporation and by-laws or any shareholder rights agreement is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement or the Company Option Agreement. Assuming the accuracy of Parent's representations and warranties contained in Section 5.2(l), the Board of Directors of the Company has taken all action so that Parent will not be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case, as such term is used in Section 203 of the DGCL) as a result of the execution and delivery of this Agreement, the Company Stockholder Agreement, the Company Option Agreement, or the consummation of the transactions contemplated hereby or thereby.

            (k) Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect (i) to the knowledge of the executive officers of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its Subsidiaries have not received any written notices from any Governmental Entity or any other person or entity alleging the violation of any applicable Environmental Law (as defined below);
(iii) the Company and its Subsidiaries are not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) to the knowledge of the executive officers of the Company, there has not been a release of Hazardous Substances (as defined below) on any of the properties owned or operated by the Company or any of its Subsidiaries; and (v) to the knowledge of the executive officers of the Company neither the Company nor any Subsidiary has generated, stored, used, emitted, discharged or disposed of any Hazardous Substances in violation of or giving rise to liability under applicable Environmental Laws.

            As used herein, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, order, decree or injunction relating to the protection of the environment (including air, water, soil and natural resources), or regulating or imposing standards of care with respect to the use, storage, handling, release or disposal of any Hazardous Substance, including petroleum.

            As used herein, "Hazardous Substance" means any substance listed, defined, designated, regulated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and petroleum products.

            (l) Tax Matters. As of the date hereof, neither the Company nor any of its Affiliates (as defined below) has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. An Affiliate of a party is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with it.

            (m) Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them; (ii) have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns except for Taxes provided for in a reserve which is adequate for the payment of such Taxes and is reflected in the financial statements included in the Company Reports filed prior to the date hereof or the books and records of the Company; and (iii) as of the date hereof, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are not, to the knowledge of the executive officers of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. As of the date hereof, there are no pending or, to the knowledge of the executive officers of the Company, threatened audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended 1996, 1995, and 1994. As a result of the transactions contemplated by this Agreement, the Company Option Agreement, the Severance Matters Agreement, and the Executive Agreements or the transactions contemplated hereby or thereby, none of the Company, Parent or their Subsidiaries will be obligated to make a payment that would be an "excess parachute payment" to an individual that is currently a "disqualified individual" with respect to the Company as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future. To the knowledge of the executive officers of the Company, the representations set forth in the Company Tax Certificate (as defined in Section 7.2 (d)) attached to the Company Disclosure Letter are true and correct in all material respects.

            As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

            (n)  Intellectual Property.

            (i) The Company and/or each of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, as the case may be all Intellectual Property Rights (as defined below) used in the business of the Company and its Subsidiaries as presently conducted, except for any failure to own or right to use that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. All registrations for Intellectual Property Rights owned by the Company or any Subsidiary are valid and in force, except for any invalidity or unenforceability that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. All applications for registrations of Intellectual Property Rights filed by the Company or any Subsidiary are pending and in good standing, all without challenge of any kind, except for any lack of good standing or challenge that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The Intellectual Property Rights owned by the Company or any of its Subsidiaries are valid and enforceable, except for any invalidity or unenforceability that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The Company or its Subsidiaries have the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use of Owned Software (as defined below) and the Intellectual Property Rights owned by the Company and its Subsidiaries, except for any rights that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

            (ii) Except as is not reasonably likely to have a Company Material Adverse Effect:

                 (A) Neither the Company nor any of its Subsidiaries is, nor will the Company or any of its Subsidiaries be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party Intellectual Property Rights or computer software programs or applications;

                 (B) The executive officers of the Company do not know of any infringement, misappropriation, or violation of any Intellectual Property Rights of any other person that has occurred or results in any way from the operations of the respective businesses of the Company or its Subsidiaries. No claim of any infringement, misappropriation or violation of any Intellectual Property Rights of any other person has been made or asserted in respect of the operations of the respective businesses of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has had notice of, nor do the executive officers of the Company have knowledge of any valid grounds for any bona fide claim against the Company or its Subsidiaries that its Intellectual Property Rights, operations, activities, products, software, equipment, machinery or processes infringe, misappropriate or violate any Intellectual Property Rights of any other person;

                 (C) (i) the Company or its Subsidiaries has maintained and protected the software that each owns (the "Owned Software") including, without limitation, all source code and system specifications associated with such software, with such measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; and (ii) the executive officers of the Company do not know of any infringement, misappropriation or violation of any Intellectual Property Rights of any other person with respect to the Owned Software;

                 (D) all employees, agents, consultants, or contractors who have contributed to or participated in the creation or development of inventions, discoveries, trade secrets, copyrightable works, or ideas on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto, if and only if necessary to vest ownership rights in such material with the Company and/or the Subsidiaries, either: (a) is a party to a "work-for-hire" agreement under which the Company, a Subsidiary (or such predecessor in interest, as applicable), is deemed to be the original owner/author of all property rights therein; or (b) has executed an assignment or an agreement to assign in favor of the Company, a Subsidiary (or such predecessor in interest, as applicable), all right, title and interest in such inventions, discoveries, trade secrets, copyrightable works, or ideas.

            (iii) As used herein, the term "Intellectual Property Rights" shall mean: (A) all United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, extensions, re-examinations, inventions (whether or not patentable) or improvements thereto; (B) all United States, state, foreign and common law trademarks, service marks, domain names, logos, trade dress and trade names (including all assumed or fictitious names under which the Company and each Subsidiary is conducting its-business or has within the previous five years conducted its business), whether registered or unregistered, and pending applications to register the foregoing; (C) all United States and foreign copyrights, whether registered or unregistered and pending applications to register the same; and (D) all confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

            (o) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement except that the Company has employed Goldman, Sachs & Co. as its financial advisor, pursuant to arrangements which have been disclosed to Parent prior to the date hereof.

            5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub each hereby represent and warrant to the Company that:

            (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and
(iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

            (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and Merger Sub's certificates of incorporation and by-laws, each as amended to the date hereof. Parent's and Merger Sub's certificates of incorporation and by-laws so made available are in full force and effect.

            As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties or results of operations of the Parent and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change (i) in law, rule or regulation applicable to all companies and businesses generally or to the consumer products, tissue, paper or forest products industries specifically or (ii) in economic or business conditions generally, or in the consumer products, tissue, paper or forest products industries specifically, shall not be considered when determining if a Parent Material Adverse Effect has occurred.

            (c) Capital Structure. The authorized capital stock of Parent consists of 1,200,000,000 shares of Parent Common Stock, and 20,000,000 shares of Preferred Stock, without par value (the "Parent Preferred Stock") of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Parent Series A Preferred Stock"). As of August 31, 1997, 551,691,059, shares of Parent Common Stock were outstanding, and no shares of Parent Preferred Stock were issued and outstanding. All of the shares of Parent Common Stock deliverable in exchange for the Shares at the Effective Date in accordance with this Agreement and all of the shares of Parent Series A Preferred Stock deliverable to the holders of such Parent Common Stock pursuant to the Parent Rights Agreement if and when deliverable to them under the Parent Rights Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Stock reserved for issuance, except that, as of August 31, 1997, there were 2,000,000 shares of Parent Series A Preferred Stock reserved for issuance under the Parent Rights Agreement. As of August 31, 1997, there were outstanding: (i) options to purchase 1,590,071 shares of Parent Common Stock under Parent's 1986 Equity Participation Plan, (b) options to purchase 10,852,840 shares of Parent Common Stock under Parent's 1992 Equity Participation Plan, and (c) options to purchase 1,098,826 shares of Parent Common Stock under the stock option plans of Kimberly-Clark Tissue Company (formerly Scott Paper Company). Except as set forth above, as of the date hereof there are no preemptive or other outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of Parent Common Stock or Parent Preferred Stock or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire Parent Common Stock or Parent Preferred Stock, and no securities or obligation evidencing such rights is authorized, issued or outstanding.

            (d)  Corporate Authority.

            (i) No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement, the Company Option Agreement, the Severance Matters Agreement and the Executive Agreements to which Parent is a party by Parent and, where applicable, Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and, where applicable, Merger Sub. This Agreement, the Company Option Agreement, the Severance Matters Agreement and the Executive Agreements to which Parent is a party have been duly executed and delivered by Parent and, where applicable, Merger Sub and (assuming the valid authorization, execution and delivery of such agreements by the other parties thereto) constitute the valid and binding agreements of Parent and, where applicable, Merger Sub, enforceable against each of Parent and, where applicable, Merger Sub in accordance with their terms, except that enforceability may be limited by the Bankruptcy Exception and is subject to the Equity Exception.

            (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to deliver the number of shares of Parent Common Stock required to be delivered pursuant to Article IV. The Parent Common Stock, when delivered, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

            (e) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws, if applicable, (D) required to be made with the NYSE, and (E) filings pursuant to Section 6.17, no notices, reports or other filings are required to be made by Parent or any of its Subsidiaries, including Merger Sub, with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or any of its Subsidiaries, including Merger Sub, from, any Governmental Entity, in connection with the execution and delivery of this Agreement, the Company Option Agreement, the Severance Matters Agreement and the Executive Agreements to which Parent is a party by Parent and, where applicable, Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated hereby and thereby.

            (ii) The execution, delivery and performance of this Agreement, the Company Option Agreement and the Executive Agreements to which it is a party by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, or an acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Debt Contracts or Other Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or any judgment, order or decree to which the Parent or any of its Subsidiaries or any of its properties is subject or (C) any change in the rights or obligations of any party under any such Debt Contracts or Other Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated hereby and thereby.

            (f) Parent Reports; Financial Statements. Parent has delivered to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Parent Audit Date"), including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, and (iii) Parent's Current Reports on Form 8-K dated February 20, 1997, February 25, 1997, and April 24, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income, and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses only in, and have not entered into or engaged in any material transaction other than in the ordinary and usual course of business and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which the executive officers of Parent has knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance, except as is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect; (iii) any material change by Parent in accounting principles, practices or methods; or (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof or Parent's regular quarterly dividends or increases in such dividends which are not materially in excess of past practice.

            (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Subsidiaries or any current or former director or officer of Parent or any of its Subsidiaries (in their capacity as such) or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law, that, in the case of either clause (i) or (ii), individually or in the aggregate, are reasonably likely, in either such case, to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Parent or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of the executive officers of the Parent, any of its or their current or former directors or officers, as such, that is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

            (i) Compliance with Laws; Permits. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries are being conducted in compliance with applicable Laws except for such violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to own or lease and operate their respective properties and conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

            (j) Environmental Matters. Except as disclosed in the Parent Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (i) to the knowledge of the executive officers of Parent, Parent and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Entity or any third party indicating that Parent is in violation of any Environmental Law; and (iii) Parent and its Subsidiaries are not subject to any court order, administrative order or decree arising under any Environmental Law.

            (k) Tax Matters. As of the date hereof, neither Parent nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of Parent have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            (l) Ownership of Shares. Except as to Shares which may be acquired by Parent pursuant to the Company Option Agreement, neither Parent nor any of its Subsidiaries is the "Beneficial Owner" (as such term is defined in Rule 13d-3 of the Exchange Act) of any Shares.

            (m) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Merrill Lynch & Co. as its financial advisor, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.


                                   ARTICLE VI

                                   Covenants

            6.1. Interim Operations.   The Company covenants and agrees as to
itself and each of its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve, and except as set forth in the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement):

            (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

            (b) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it or any of its Subsidiaries in any of its Subsidiaries or other Affiliates; (ii) amend its certificate or articles of incorporation or by-laws; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) repurchase, redeem or otherwise acquire, except in connection with the payment of the exercise price of any option outstanding on the date hereof under the Stock Plan or the Director Option Agreements, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

            (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plan or the Director Option Agreements); (ii) purchase, transfer, lease, sell, mortgage, pledge, dispose of or encumber any real property, or effect any improvements or expansions thereon; (iii) other than in the ordinary and usual course of business, purchase, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; (iv) make or authorize or commit for any capital expenditures other than in the ordinary and usual course of business as described in Section 16(b) of the Company Disclosure Letter; or (v) by any means, make any acquisition of, or investment in any business, through acquisition of assets or stock of any other Person or entity;

            (d) except as may be required by applicable law, and except as provided in Section 6.11, neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus, severance, incentive or other compensation of any employees except for grants, awards or increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

            (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, enter into any material Debt Contracts or Other Contracts or modify, amend or terminate any of its material Debt Contracts or Other Contracts or waive, release or assign any material rights or claims;

            (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

            (g) neither it nor any of its Subsidiaries shall take any action, other than reasonable and usual actions in the ordinary and usual course of business consistent with past practice, with respect to accounting policies or procedures;

            (h) neither it nor any of its Subsidiaries shall sell, transfer, assign or abandon any patents or trademarks which are owned or controlled directly or indirectly by the Company or any of its Subsidiaries, except for any abandonment of a non-material trademark or any intercompany transfer among the Company and its Subsidiaries, in either case, in the ordinary and usual course of business;

            (i) neither it nor any of its Subsidiaries shall license or otherwise encumber any patents or trademarks which are owned or controlled directly or indirectly by the Company or any of its Subsidiaries, except in the ordinary and usual course of business;

            (j) neither it nor any of its Subsidiaries shall make any modification to employee or customer incentives or trade policies which would reasonably be expected to cause the Company's distributors or end-user customers to increase purchases above those levels normally required to meet their respective needs or cause an excessive increase or decrease in the Company's inventories or working capital; and

            (k) neither it nor any of its Subsidiaries shall authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

            6.2. Acquisition Proposals. From and after the date hereof, the Company shall not, and shall use its best efforts to not permit any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any Takeover Proposal (as hereinafter defined) from any Person, or engage in or continue discussions or negotiations relating to any Takeover Proposal; provided, however, that the Company may engage in discussions or negotiations with, and furnish information to, any Person that makes a written Takeover Proposal in respect of which the Board of Directors of the Company concludes in good faith if consummated would constitute a Superior Proposal (as hereinafter defined), but only if the Board of Directors of the Company shall conclude in good faith on the basis of the advice of its outside counsel that the failure to take such action would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law; and provided further that notwithstanding anything to the contrary herein contained, the Board of Directors of the Company may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act, comply with Rule 14d-9 thereunder and make all disclosures required by applicable law in connection therewith. The Company shall as soon as practicable and in any event no later than the date on which such Takeover Proposal is presented to the Company's Board of Directors notify Parent of any Takeover Proposal received by it or any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries or the receipt by the Company or any of the foregoing of any notice of any intention to make a Superior Proposal, including the identity of the person making such Takeover Proposal or intending to make a Superior Proposal and the material terms of any such Takeover Proposal. As used in this
Agreement: (i) "Takeover Proposal" means any proposal or offer (other than a proposal or offer by Parent or any of its Affiliates), or any expression of interest by any Person relating to any actual or potential merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any acquisition in any manner (including, without limitation, by tender or exchange offer) of a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries; and (ii) "Superior Proposal" means a bona fide proposal or offer made by any Person (x) to acquire the Company pursuant to any tender or exchange offer or any acquisition of all or substantially all of the assets of the Company and its Subsidiaries as a whole or (y) to enter into a merger, consolidation or other business consolidation with the Company or any of its Subsidiaries, in each case on terms which a majority of the members of the Board of Directors of the Company determines in good faith, and based on the advice of independent financial advisors, to be more favorable to the Company and its stockholders than the transactions contemplated hereby (including any revised transaction proposed by Parent pursuant to Section 8.1(f)). During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, but subject to the exercise by the Board of Directors of the Company of their fiduciary obligations after consultation with outside counsel, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

            6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its

Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/ Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Company's stockholders and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            6.4. Stockholders Meeting. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. The Company's Board of Directors shall recommend such approval and shall take all lawful action to solicit such approval; provided, however, that the Company's Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation (and cease such solicitation) if such Board of Directors concludes in good faith on the basis of the advice of its outside counsel that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board of Directors under applicable law.

            6.5.  Filings; Other Actions; Notification.

            (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use its best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company. Parent shall also use its best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals, if any, required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

            (b) The Company and Parent each shall use its best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

            (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings, responding promptly to any requests for further information and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement as promptly as practicable. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

            (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

            (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

            (f) Without limiting the generality of the undertakings pursuant to this Section 6.5, (i) the Company and Parent agree to provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Merger and the transactions contemplated by this Agreement and the Company Option Agreement; and (ii) in connection with any filing or submission or other action required to be made or taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby or thereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and, neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any portions thereof or any of the business, product lines, properties or assets of Parent or any of its Affiliates.

            6.6. Taxation. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

            6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records (including its audit work papers and related documents) and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would result in the disclosure of any trade secrets of it or third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by its officers. Parent and the Company shall each designate two representatives to meet on a monthly basis to discuss the Company's capital expenditures, inventory management, sales promotions, distribution arrangements, construction projects, group purchasing organization contracts, other material contracts, patent licenses and such other business matters concerning the Company's operations as are desired. All such information shall be governed by the terms of the Company Confidentiality Agreement (as defined in Section 9.7).

            6.8. Affiliates. Prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit D (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

            6.9. Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to no longer be quoted on NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

            6.10. Publicity. The initial press releases by Parent and the Company concerning this Agreement and the transaction contemplated hereby shall be mutually agreed as to content prior to issuance and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

            6.11.  Options and Benefits.

            (a) Stock Options. Prior to the Effective Time, each Company Option, whether vested or not, shall be fully exercisable without regard to restrictions contained in the Stock Plan or the Director Option Agreements, as the case may be. At the Effective Time, all outstanding Company Options which have not been exercised shall be canceled and each holder whose Company Options are canceled shall receive an amount in cash (payable as soon as practicable but in no event later than forty-five (45) days after the Effective Time) equal to the result of multiplying the number of shares subject to such Company Options (whether vested or not) by the excess of (A) the closing quotation of one Share as reported in the Wall Street Journal under the NASDAQ National Market Issues for the trading day that occurs immediately prior to the Effective Time and (B) the exercise price of such Company Options, subject to any required withholding by Company.

            (b) Employee Benefits. Parent agrees that for a period of not less than twelve (12) months following the Effective Time, the employees of the Company and its Subsidiaries in the United States (the "Employees") will be provided with employee benefit plans and programs that are no less favorable in value in the aggregate, as determined by Parent in good faith in accordance with any method customarily used by Parent for making benefit comparisons, to those provided to the Employees immediately prior to the Effective Time, as set forth in Section 5.1(h)(ii) of the Company Disclosure Letter, excluding the Stock Plan, the 401(k) Plan (as defined below), and the ESOP (as defined below); provided that nothing in this Agreement shall limit the right of Parent or the Surviving Corporation to amend, terminate or discontinue any particular employee benefit plan or program in accordance with the terms thereof. Employees who become participants in any employee benefit plan or program of the Parent or any of its Subsidiaries will be given credit under such plans and programs, for purposes of eligibility and vesting thereunder, for all service with the Company or its Subsidiaries.

            Parent agrees that it shall, and shall cause the Surviving Corporation to, honor all employment agreements disclosed in Section 5.1(h)(ii) of the Company Disclosure Letter (except to the extent such employment agreements or amendments thereto are entered into in contravention of Section 6.1(f) of this Agreement or to the extent such agreements or amendments have expired or are rescinded) in accordance with the terms thereof and subject to the rights of termination provided therein.

            Parent agrees to cause the Surviving Corporation to provide severance benefits to the Employees in accordance with and subject to the provisions of the Severance Matters Agreement.

            Prior to the Effective Time, the Company shall further take all actions necessary to terminate the Company's 401 (k) Capital Accumulation Plan (the "401(k) Plan"), including but not limited to filing an application for determination upon termination with the IRS, and commence winding up the plan.

            The Company further agrees that, prior to the Effective Time, it shall make a contribution to the Company's Employee Stock Ownership Plan (the "ESOP") sufficient to repay in full the outstanding principal and interest due on the ESOP loan, it being contemplated that the ESOP trustees will use this amount for that purpose whereupon the Shares held in the suspense account shall be allocated to participant accounts. The Company agrees thereafter, but prior to the Effective Time, to take all actions necessary to terminate the ESOP, including but not limited to filing an application for determination upon termination with the IRS, and commence winding up the plan.

            6.12.  Fees and Expenses.

            (a) Except as otherwise provided in this Section 6.12, whether or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses, provided that all expenses incurred in connection with the filing fees for the Prospectus/Proxy Statement and the Registration Statement on Form S-4, and the printing and mailing of the Prospectus/Proxy Statement shall be shared equally by the Parent and the Company.

            (b) Notwithstanding any provisions in this Agreement to the contrary, if a Purchase Event (as defined in the Company Option Agreement) shall have occurred, the Company shall reimburse Parent for its documented expenses in connection with the transactions contemplated by this Agreement up to a maximum reimbursable amount of $1 million. The Company agrees to reimburse such amount within 15 days after receipt of the documentation supporting such expenses.

            Nothing contained in this Section 6.12 shall be deemed to limit any remedies available to any party for any breach of this Agreement by any other party which such remedies shall be in addition to any amounts received by any party pursuant to this Section 6.12; provided, however, that, with respect to any breach by the Company of the provisions of Section 6.2 that is not the result of willful action (or willful failure to take action) or bad faith on the part of the Company, Parent's exclusive remedy in respect of such breach shall be limited to the rights under the Company Option Agreement and to reimbursement of its expenses as set forth above not in excess of $1 million, and the Company shall have no other liability to Parent in respect of such breach.

            6.13.  Indemnification; Directors' and Officers' Insurance.

            (a) Parent shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director, officer and employee of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. All rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

            (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest,
(ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

            (c) The Surviving Corporation shall use its best efforts to maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its best efforts to obtain as much substantially similar D&O Insurance as can be obtained for the remainder of such period but in no event for a premium in excess (on an annualized basis) of two (2) times the Current Premium.

            (d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

            (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs, their representatives and assigns.

            6.14. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company Stockholder Agreement or the Company Option Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Company Stockholder Agreement and the Company Option Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

            6.15. Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting).

            6.16. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of:
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect; and (ii) any failure of Parent or the Company, as the case may be, to comply with any covenant or agreement to be complied with by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 6.16 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            6.17. Real Estate Transfer and Gains Tax. Either the Company or the Surviving Corporation shall pay all state or local taxes, if any (collectively, the "Gains Taxes"), attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, and any penalties or interest with respect thereto, payable in connection with the consummation of the Merger. The Company shall cooperate with Parent in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section
6.17 in the preparation of any return with respect to the Gains Taxes.

                                  ARTICLE VII

                                   Conditions

            7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

            (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote and shall have been duly approved by the sole stockholder of Merger Sub in accordance with applicable law and the certificate of incorporation and by-laws of each such corporation.

            (b) NYSE Listing. The shares of Parent Common Stock deliverable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

            (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

            (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order").

            (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

            (f) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated hereby.

            7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, in each case except as contemplated or permitted by this Agreement; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

            (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Debt Contract or Other Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

            (d) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, dated the Closing Date, in form and substance reasonably satisfactory to Parent, substantially to the effect that, for federal income tax purposes;

       (i)  The Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and the Company, Merger Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

       (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger.

       (iii) No gain or loss will be recognized by the stockholders of the Company upon the exchange of their Shares solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

       (iv) The aggregate tax basis of the shares of Parent Common Stock received by a stockholder solely in exchange for Shares pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Shares exchanged therefor.

       (v) The holding period for shares of Parent Common Stock received by a stockholder in exchange for Shares pursuant to the Merger will include the holding period that such Shares were held by the stockholder, provided such Shares were held as capital assets by such stockholder at the Effective Time.

      (vi) A stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in such fractional share and the amount of cash received.

      In rendering such opinion, Sidley & Austin may receive and rely upon representations contained in a certificate of Parent (the "Parent Tax Certificate") substantially in the form attached to the Parent Disclosure Letter, a certificate of the Company (the "Company Tax Certificate") substantially in the form attached to the Company Disclosure Letter and other appropriate certificates of Parent, the Company and others.

      7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

      (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by materiality shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, in each case except as contemplated or permitted by this Agreement; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer.

      (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

      (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Debt Contract or Other Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

      (d) Tax Opinion. The Company shall have received an opinion of Carrington, Coleman, Sloman & Blumenthal, L.L.P., dated the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, for federal income tax purposes;

      (i)  The Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and the Company, Merger Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

      (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger.

      (iii) No gain or loss will be recognized by the stockholders of the Company upon the exchange of their Shares solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

      (iv) The aggregate tax basis of the shares of Parent Common Stock received by a stockholder solely in exchange for Shares pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Shares exchanged therefor.

      (v) The holding period for shares of Parent Common Stock received by a stockholder in exchange for Shares pursuant to the Merger will include the holding period that such Shares were held by the stockholder, provided such Shares were held as capital assets by such stockholder at the Effective Time.

      (vi) A stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in such fractional share and the amount of cash received.

      In rendering such opinion, Carrington, Coleman, Sloman & Blumenthal, L.L.P. may receive and rely upon representations contained in a certificate of Parent substantially in the form of the Parent Tax Certificate, a certificate of the Company substantially in the form of the Company Tax Certificate and other appropriate certificates of Parent, the Company and others.


                                  ARTICLE VIII

                                  Termination

      8.1. Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, whether before or after any approval by the stockholders of Merger Sub or the Company of the matters presented in connection with the Merger:

      (a)    by mutual written consent of Parent and the Company;

      (b) by Parent, by written notice to the Company, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within fifteen business days after receipt by the Company of written notice of such failure to comply or (ii) the stockholders of the Company shall not approve the Merger at the Stockholder Meeting or any adjournment thereof;

      (c) by the Company, by written notice to Parent, if (i) Parent or Merger Sub shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within fifteen business days after receipt by Parent of written notice of such failure to comply or (ii) the stockholders of the Company shall not approve the Merger at the Stockholder Meeting or any adjournment thereof;

     (d) by either Parent or the Company, by written notice from the terminating party to the other parties, if there has been (i) a breach by the other (or Merger Sub if the Company is the terminating party) of any representation or warranty made as of the date hereof that is not qualified by reference to a Material Adverse Effect, the effect of which has a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or (ii) a breach by the other (or Merger Sub if the Company is the terminating party) of any representation or warranty made as of the date hereof that is qualified by reference to a Material Adverse Effect, in each case, which breach has not been cured (if capable of being cured) within fifteen business days after receipt by the breaching party of written notice of the breach;

    (e) by either Parent or the Company, by written notice from the terminating party to the other parties, if: (i) the Merger has not been effected on or prior to the close of business on February 28, 1998, whether such date is before or after the date of approval by the stockholders of the Company; provided, however, that the right to terminate this Agreement pursuant to this clause (e) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to such date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

    (f) by the Company, by written notice to Parent, if the Board of Directors of the Company shall determine in good faith that a Takeover Proposal constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (f) unless (i) five business days shall have elapsed after delivery to Parent of a written notice of such determination by such Board of Directors and at all reasonable times during such five business-day period the Company shall have provided Parent a reasonable opportunity, during such five business-day period, to propose a modification of the terms and conditions of this Agreement so that a business combination between the Company and Parent (or an Affiliate of Parent) may be effected, and (ii) at the end of such five business-day period such Board of Directors shall continue to believe in good faith that such Takeover Proposal constitutes a Superior Proposal and simultaneously therewith the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal;

    (g) by Parent, by written notice to the Company, if (i) the Board of Directors of the Company shall not have recommended the Merger to Company's stockholders, or shall have resolved not to make such recommendation, or shall have modified in a manner adverse to Parent or rescinded its recommendation of the Merger to the Company's stockholders as being advisable and fair to and in the best interests of the Company and its stockholders, or shall have modified or rescinded its approval of the Agreement, or shall have resolved to do any of the foregoing, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal (other than by Parent or an Affiliate of Parent) or shall have resolved to do so,
(iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders within the ten business day period (or such shorter period) required by Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such ten business day period (or such shorter period) with respect to the acceptance of such tender offer or exchange offer by its stockholders constituting such a failure), or (iv) the Company or any of its Subsidiaries, without having received prior written consent from Parent, shall have entered into, authorized, recommended, proposed, or publicly announced its intention to enter into, authorize, recommend or propose to its shareholders an agreement, arrangement, understanding or letter of intent with any Person (other than Parent or any of its Affiliates) to (A) effect a merger or consolidation or similar transaction involving the Company or any of its Subsidiaries, (B) purchase, lease, or otherwise acquire all or a substantial portion of the assets of the Company or any of its Subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership (as defined in the Company Option Agreement) of securities representing 20% or more of the voting power of the Company (in each case other than any such merger, consolidation, purchase, lease or other transaction involving only the Company and one or more of its Subsidiaries or involving only any two or more of its Subsidiaries); and

     (h) by Parent or the Company, by written notice to the other party, if ten business days elapse after all the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing) shall be satisfied or waived and the Closing shall not have occurred through no fault of the terminating party.

     The right of Parent or the Company to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

      8.2. Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void without any liability hereunder on the part of the Company, Parent, Merger Sub or their respective directors or officers, except for the last sentence of Section 6.7 and the entirety of
Section 6.12, which shall survive any such termination; provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.


                                   ARTICLE IX

                           Miscellaneous and General

         9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Sections 6.6 (Taxation and Accounting), 6.9 (Stock Exchange Listing and De-listing), 6.11 (Options and Benefits), 6.12 (Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses), Section
8.2 (Effect of Termination and Abandonment), the Company Confidentiality Agreement and the Confidentiality Agreement dated August 15, 1997, between Parent and the Company (the "Parent Confidentiality Agreement") shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

         9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

         9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY

MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

         9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         if to Parent or Merger Sub:

         Kimberly-Clark Corporation
         351 Phelps Drive
         Irving, Texas 75038
         Attention: Senior Vice President -- Law and Government Affairs fax: (972) 281-1492

         (with a copy to Dennis V. Osimitz, Esq.
                         Sidley & Austin
                         One First National Plaza
                         Chicago, Illinois 60603
                         fax:  (312) 853-7036)


         if to the Company:

         7201 Industrial Park Blvd.
         Fort Worth, Texas 76180
         Attention: David Radunsky, Chief Operating Officer and
                    General Counsel
         fax: (817) 577-6599

         (with a copy to George Sampas, Esq.
                         Sullivan & Cromwell
                         125 Broad Street
                         New York, NY 10004
                         fax: (212) 558-3299)

         or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Option Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement, dated April 15, 1997, between Parent and the Company (the "Company Confidentiality Agreement"), and the Parent Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER

REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         9.8.  No Third Party Beneficiaries.  Except as provided in Section
6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to constitute an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to constitute an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

         9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

        9.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                          KIMBERLY-CLARK CORPORATION



                                          By: /s/ Robert E. Abernathy
                                             ----------------------------------
                                             Name: Robert E. Abernathy
                                             Title: Group President


                                          TECNOL MEDICAL PRODUCTS, INC.



                                          By: /s/ Vance M. Hubbard
                                             ----------------------------------
                                             Name: Vance M. Hubbard
                                             Title: Chief Executive Officer &
                                                    President


                                          VANGUARD ACQUISITION CORP.



                                          By:  /s/ Robert E. Abernathy
                                             ----------------------------------
                                             Name: Robert E. Abernathy
                                             Title: Vice President

                                                                       Exhibit A

                        Agreement to be executed by each
                        stockholder listed on Schedule A
                        attached hereto

                         COMPANY STOCKHOLDER AGREEMENT


                 STOCKHOLDER AGREEMENT dated as of September 4, 1997 by the undersigned stockholder (the "Stockholder") of Tecnol Medical Products, Inc., a Delaware corporation (the "Company"), for the benefit of Kimberly-Clark Corporation, a Delaware corporation ("Parent").

                 WHEREAS Parent, Vanguard Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sub with and into the Company (the "Merger");

                 WHEREAS, the Stockholder has sole voting and dispositive power and/or full voting power as to the aggregate number of shares of Common Stock, par value $0.001 per share, of the Company (the "Company Common Stock") set forth opposite his name on Schedule A attached hereto; such shares of Company Common Stock, as such shares may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, being referred to herein as the "Subject Shares"; and

                 WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholder enter into this Agreement.

                 NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

                 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

                 (a) Authority. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets, the effect of which would be material and adverse to the ability of the Stockholder to perform his obligations under this Agreement.

                 (b) The Subject Shares. Except as noted on Schedule A, the Stockholder represents that he beneficially owns and has sole voting and dispositive power over the number of shares of Company Common Stock set forth opposite his name on Schedule A hereto, and that his beneficial ownership of such shares is free and clear of all liens, charges and encumbrances, agreements and commitments of every kind. The representations set forth in this Agreement shall not survive the consummation of the Merger. The Subject Shares do not include:(i) shares held by the Stockholder in his capacity as trustee of the ESOP (as defined in the Merger Agreement), and (ii) shares owned of record by the Stockholder's spouse in which he may have a community interest.

                 2.  Representations and Warranties of Parent.
Parent hereby represents and warrants to the Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms.

                 3.  Covenants of the Stockholder.

                 (a) At any meeting of stockholders of the Company called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares, and any other voting securities of the Company, whether issued heretofore or hereafter, that such person has the right to vote (other than in his capacity as trustee of the ESOP), in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to adversely affect the Stockholder.

                 (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares, and any other voting securities of the Company, whether issued heretofore or hereafter, that such person has the right to vote (other than in his capacity as trustee of the ESOP), against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal (as defined in the Merger Agreement), or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or which is reasonably likely to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

                 (c) The Stockholder agrees not to sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares or any other voting securities of the Company, whether issued heretofore or hereafter, that such person has the right to vote (other than in his capacity as trustee of the ESOP) to any person; provided, that (i) the

         Stockholder may sell up to a maximum of (x) 100,000 Subject Shares minus (y) any shares of Company Common Stock sold by Kirk Brunson from and after the date hereof; and (ii) the Stockholder may surrender to the Company Subject Shares in payment of the exercise price of Company Options (as defined in the Merger Agreement) exercised by the Stockholder in accordance with the Stock Plan (as defined in the Merger Agreement).

                 (d) The Stockholder agrees not to enter into any voting arrangement with respect to the Subject Shares, whether by proxy, voting arrangement, voting agreement or otherwise.

                 (e) The Stockholder shall not, and shall use his best efforts to cause any investment banker, attorney or other adviser or representative of the Stockholder not to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal.

                 4. Affiliates Letter. The Stockholder agrees to execute and deliver on a timely basis a letter agreement in the form of Exhibit D to the Merger Agreement, when and if requested by Parent prior to the effectiveness of the Merger.

                 5. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

                 6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Stockholder, his personal or legal representatives, executors, administrators, heirs, distributors, devisees and legatees and by the Parent, its successors and assigns.

                 7. Termination. This Agreement shall terminate upon the earliest of (i) the close of business on August 31, 1998,

(ii) the Effective Time (as defined in the Merger Agreement), (iii) the termination of the Merger Agreement in accordance with its terms; provided, that (x) if the Merger Agreement is terminated pursuant to Sections 8.1(f) or 8.1(g) of the Merger Agreement or; (y) if any Takeover Proposal shall have been made prior to termination of this Agreement, Sections 3(b), 3(c) and 3(d) hereof shall survive for 180 days after the termination of this Agreement. The termination of this Agreement or any provision hereof shall not relieve either party hereto from any liability for any breach of this Agreement or such provision prior to such termination.

                 8.  General Provisions.

                 (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                 (b) Notice. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                 (i)      if to Parent, to:

                                  Kimberly-Clark Corporation
                                  351 Phelps Drive
                                  Irving, Texas 75038

                                  Facsimile: (972) 281-1492
                                  Attention: Senior Vice President - Law and
                                                    Government Affairs

                          with a copy to:

                                  Sidley & Austin
                                  One First National Plaza
                                  Chicago, Illinois  60603
                                  Facsimile: (312) 853-7036

                                  Attention:  Dennis V. Osimitz, Esq.

                 (ii)     if to the Stockholder, to

                                  ------------------------------
                                  ------------------------------
                                  ------------------------------

                                  Facsimile:
                                             -------------------
                                  Attention:
                                             -------------------

                          with a copy to:

                                  Sullivan & Cromwell
                                  125 Broad Street
                                  New York, New York 10004

                                  Facsimile: (212) 558-3299
                                  Attention: George Sampas, Esq.

         or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                 (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                 (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                 (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein)
         (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                 (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                 9. Stockholder Capacity. The Stockholder signs solely in his capacity as the record holder and/or beneficial owner of the Subject Shares and nothing herein shall limit, impose any obligation on, or affect any actions taken by the Stockholder in his capacity as an officer or director of the Company.

                 10. Enforcement. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions cont emplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                  IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its respective officers thereunto duly authorized and the Stockholder has signed this Agreement, all as of the date first written above.


                                                   KIMBERLY-CLARK CORPORATION


                                                   By:
                                                      ----------------------
                                                      Name:
                                                      Title:



                                                   [STOCKHOLDER]


                                                   By:
                                                      ----------------------
                                                      Name:
                                                      Title:

                                   Schedule A


- ------------------------------------------------------------------------------------------------------------------------------
             Name of Stockholder                  Number of Subject                    Address and
                                                        Shares                       Contact Person
- ------------------------------------------------------------------------------------------------------------------------------
             Van Hubbard,                                                            Van Hubbard
             Chairman of the Board,               2,454,462 (1)                      104 Quail Run
             CEO and President                                                       Bedford, TX 76021
- ------------------------------------------------------------------------------------------------------------------------------
             Kirk Brunson,                                                           Kirk Brunson
             Vice Chairman of the                                                    605 Hurst Drive
             Board, Executive                     1,580,182 (2)                      Bedford, TX 76021
             Vice President
- ------------------------------------------------------------------------------------------------------------------------------





- ------------------------------
     (1)Includes 2,401,272 shares over which Mr. Hubbard has sole voting and dispositive power and 53,190 shares that have been allocated to his ESOP account over which Mr. Hubbard has full voting power. Mr. Hubbard does not have sole dispositive power over the 53,190 shares that have been allocated to his ESOP account.

     (2)Includes 1,554,807 shares over which Mr. Brunson has sole voting and dispositive power and 25,375 shares that have been allocated to this ESOP account over which Mr. Brunson has full voting power. Mr. Brunson does not have sole dispositive power over the 25,375 shares that have been allocated to his ESOP account.

                                                                       EXHIBIT B

                            COMPANY OPTION AGREEMENT


                 COMPANY OPTION AGREEMENT ("Option Agreement") dated as of September 4, 1997, between Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), and Tecnol Medical Products, Inc., a Delaware corporation ("Tecnol").

                            W I T N E S S E T H :

                 WHEREAS, the respective Boards of Directors of Kimberly-Clark and Tecnol have approved an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of a wholly-owned subsidiary of Kimberly-Clark ("Newco") with and into Tecnol with Tecnol being the Surviving Corporation;

                 WHEREAS, as a condition to Kimberly-Clark's willingness to enter into the Merger Agreement, Tecnol has agreed to grant to Kimberly-Clark the option set forth herein to purchase 3,982,142 authorized but previously unissued shares of the Common Stock, par value $.001 per share, of Tecnol ("Tecnol Common Stock"); and

                 WHEREAS, contemporaneously herewith, Kimberly-Clark, Newco and Tecnol are entering into the Merger Agreement.

                 NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

                 1.       DEFINITIONS.

                 Capitalized terms used but not defined herein shall have the same meanings as set forth in the Merger Agreement.

                 2.       GRANT OF OPTION.

                 On the terms and subject to the conditions set forth herein, Tecnol hereby grants to Kimberly-Clark an irrevocable option (the "Option") to purchase up to 3,982,142 authorized but previously unissued shares of Tecnol Common Stock at a price of $22.00 per share (the "Purchase Price") payable in cash as provided in Section 4 hereof.

                 3.       EXERCISE OF OPTION.

                 (a) Kimberly-Clark may exercise the Option, in whole or in part, at any time or from time to time after a Purchase Event (as defined below) shall have occurred; provided, however, that (i) to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earlier to occur of (A) the Effective Time of the Merger; or (B) the termination of the Merger Agreement in accordance with its terms; provided, however, that if the Merger Agreement is terminated by Tecnol pursuant to Section 8.1(f) thereof or, after a Takeover Proposal by any Person (other than Kimberly-Clark or an Affiliate of Kimberly-Clark), by Kimberly-Clark pursuant to Section 8.1(g) thereof, the Option shall remain exercisable until the date which is 180 days after such termination; and further provided, however, that, if prior to the termination of the Merger Agreement in accordance with its terms, a Takeover Proposal by any Person (other than Kimberly-Clark or an Affiliate of Kimberly-Clark) shall have been publicly announced, the Option shall not terminate until the earlier of (x) the date a Purchase Event can no longer occur and (y) 180 days after the occurrence of a Purchase Event, except that if the Purchase Event is of the type described in clause (ii) of the definition thereof, the Option shall not terminate until 180 days after the termination of the Merger Agreement; (ii) if the Option cannot be exercised immediately prior to its expiration date because of an injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be; and (iii) if the Option cannot be exercised immediately prior to its expiration date because any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall not have expired or been terminated, the Option shall expire on the 30th business day after such expiration or termination.

                 (b) As used herein, a "Purchase Event" shall be deemed to have occurred if (i) the Merger Agreement is terminated in accordance with
Section 8.1(f) thereof; (ii) after a Takeover Proposal shall have been publicly announced by any Person (other than Kimberly-Clark or an Affiliate of Kimberly-Clark), Kimberly-Clark has the right to terminate the Merger Agreement pursuant to Section 8.1(g) thereof; or (iii) all of the following occur: (A) prior to the Stockholder Meeting the Merger Agreement shall not have been terminated and there shall have been publicly announced a Takeover Proposal by any Person (other than Kimberly-Clark or an Affiliate of Kimberly-Clark), (B) after such public announcement the stockholders of Tecnol shall not approve the Merger at the Stockholder Meeting or any adjournment thereof, (C) within twelve months after the Stockholder Meeting or the last adjournment thereof Tecnol shall enter into any written letter of intent (whether or not binding), acquisition agreement, merger agreement or other similar agreement or agreement in principle in respect of a Takeover Proposal with any Person contemplated by clause (A) above or such Person shall commence any tender or exchange offer for the Shares, and (D) upon, or at any time within twelve months after, such entry into any letter of intent, agreement or such commencement of any tender or exchange offer such Person shall consummate a transaction similar to that contemplated by such Takeover Proposal or any tender or exchange offer for Beneficial Ownership of at least 20% of the Shares.

                 (c) As used herein, the terms "Beneficial Ownership" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

                 (d) In the event Kimberly-Clark wishes to exercise the Option, it shall deliver to Tecnol a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 10 business days (or, in the event approval under the HSR Act is required, 60 calendar days) from the Notice Date for the closing of such purchase (the "Closing Date").

                 4.       PAYMENT AND DELIVERY OF CERTIFICATES.

                 (a) At any closing referred to in Section 3 hereof, Kimberly-Clark shall pay to Tecnol the aggregate purchase price for the shares of Tecnol Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Tecnol.

                 (b) At any such closing, simultaneously with the delivery of cash as provided in Section 4(a), Tecnol shall deliver to Kimberly-Clark a certificate or certificates representing the number of shares of Tecnol Common Stock purchased by Kimberly-Clark, registered in the name of Kimberly-Clark or a nominee designated in writing by Kimberly-Clark, and Kimberly-Clark shall deliver to Tecnol a letter agreeing that Kimberly-Clark shall not offer to sell, pledge or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

                 (c) If at the time of issuance of any Tecnol Common Stock pursuant to any exercise of the Option, Tecnol shall have issued any share purchase rights or similar securities to holders of Tecnol Common Stock, then each such share of Tecnol Common Stock shall also represent rights with terms substantially the same as and at least as favorable to Kimberly-Clark as those issued to other holders of Tecnol Common Stock.

                 (d) Certificates for Tecnol Common Stock delivered at any closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

         The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Tecnol Medical Products, Inc. ("Tecnol"), a copy of which is on file at the principal office of Tecnol, and to resale restrictions arising under the Securities Act of 1933 and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Tecnol of a written request therefor.


It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Kimberly-Clark shall have delivered to Tecnol an opinion of counsel reasonably acceptable to Tecnol, in form and substance reasonably satisfactory to Tecnol and its counsel, to the effect that such legend is not required for purposes of the Securities Act and any applicable state securities laws.

                 5.       AUTHORIZATION, ETC.

                 (a) Tecnol hereby represents and warrants to Kimberly-Clark that:

                 (i) Tecnol has full corporate authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby;

                 (ii) such execution, delivery and consummation have been authorized by the Board of Directors of Tecnol, and no other corporate proceedings are necessary therefor;

                 (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of Tecnol, enforceable against Tecnol in accordance with its terms, except that enforceability may be limited by the Bankruptcy Exception and is subject to the Equity Exception;

                 (iv) Tecnol has taken all necessary corporate action to authorize and reserve and permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 3,982,142 shares of Tecnol Common Stock (as such number may be adjusted pursuant to Section 6 hereof), all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, restrictions, security interests and preemptive rights; and

                 (v) except as otherwise required by the HSR Act and other than any filings required under applicable securities and blue sky laws, the execution and delivery of this Option Agreement by Tecnol and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by- law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which Tecnol or any of its Subsidiaries or any of their respective properties or assets is bound.

                 (b) Kimberly-Clark hereby represents and warrants to Tecnol that:

                 (i) Kimberly-Clark has full corporate authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby;

                 (ii) such execution, delivery and consummation have been authorized by all requisite corporate action by Kimberly-Clark, and no other corporate proceedings are necessary therefor;

                 (iii) this Option Agreement had been duly and validly executed and delivered and represents a valid and legally binding obligation of Kimberly-Clark, enforceable against Kimberly-Clark in accordance with its terms, except that enforcement may be limited by the Bankruptcy Exception and is subject to the Equity Exception;

                 (iv) any Tecnol Common Stock or other securities acquired by Kimberly-Clark upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act; and

                 (v) except as otherwise required by the HSR Act and other than any filings required under applicable securities and blue sky laws, the execution and delivery of this Option Agreement by Kimberly-Clark and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which Kimberly-Clark or any of its Subsidiaries or any of their respective properties or assets is bound.

                 6.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                 In the event of any change in Tecnol Common Stock by reason of stock dividends, stock splits, split-ups, reclassifications, recapitalizations or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Tecnol Common Stock are issued or transferred from the Company's treasury stock account after August 31, 1997 (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement), the number of shares of Tecnol Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of Tecnol Common Stock then issued and outstanding (without considering as outstanding any shares subject to or issued pursuant to the Option).

                 7.      REPURCHASE.

                 (a) At the request of Kimberly-Clark at any time after the occurrence of a Purchase Event but prior to the second anniversary of such Purchase Event (the "Repurchase Period"), if a Put Event has occurred, Tecnol (or any successor entity thereof) shall repurchase the Option from Kimberly-Clark together with all (but not less than all, subject to Section 10) shares of Tecnol Common Stock subject thereto or purchased by Kimberly-Clark pursuant thereto and with respect to which Kimberly-Clark then has Beneficial Ownership, at a price per share (the "Per Share Repurchase Price") equal to the greater of:

                 (i) The per share exercise price paid by Kimberly-Clark for any shares of Tecnol Common Stock acquired pursuant to the Option;

                 (ii) The "Market Price" per share of Tecnol Common Stock (defined as the average of the closing sales price per share for the ten trading days prior to the date of such request for Tecnol Common Stock on the National Association of Securities Dealers Automated Quotation System Stock Market ("NASDAQ Stock Market") (as reported in the Wall Street Journal or other authoritative source); and

                 (iii) The highest price per share paid in any transaction triggering a Put Event pursuant to Section 7(c) hereof or at which a tender or exchange offer which led to a Put Event was made for shares of Tecnol Common Stock. In determining such price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by Kimberly-Clark and reasonably acceptable to Tecnol.

                 (b) In the event Kimberly-Clark exercises its rights under this Section 7, Tecnol shall, within 10 business days thereafter, pay the required amount to Kimberly-Clark by wire transfer of immediately available funds to an account designated by Kimberly-Clark and Kimberly-Clark shall surrender to Tecnol the Option and the certificates evidencing any shares of Tecnol Common Stock purchased thereunder with respect to which Kimberly-Clark then has Beneficial Ownership, and Kimberly-Clark shall warrant that it has sole record and Beneficial Ownership of such shares and that the same are free and clear of all liens, claims, charges, restrictions and encumbrances of any kind whatsoever.

                 (c) For purposes of this Section 7, a Put Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or any similar transaction involving Tecnol or any purchase, lease or other acquisition of all or substantially all of the assets of Tecnol and its Subsidiaries considered as a whole or (ii) upon the acquisition by any person of Beneficial Ownership of 50% or more of the then outstanding shares of Tecnol Common Stock, provided that no such event shall constitute a Put Event unless a Purchase Event shall have occurred prior to expiration or termination of the Option.

                 8.       REPURCHASE AT OPTION OF TECNOL AND FIRST REFUSAL.

                 (a) Except to the extent that Kimberly-Clark shall have previously exercised its rights under Section 7, at the request of Tecnol from and after the date which is the later of (x) six months after a Purchase Event has occurred and (y) six months after the termination of the Merger Agreement, Tecnol may repurchase from Kimberly-Clark, and Kimberly-Clark shall sell to Tecnol, the Option together with all (but not less than all, subject to Section
10) shares of Tecnol Common Stock subject thereto or purchased by Kimberly-Clark pursuant hereto and with respect to which Kimberly-Clark then has Beneficial Ownership at a price per share equal to the greater of (i) the Market Price per share of Tecnol Common Stock (less the exercise price per share for any unexercised shares of Tecnol Common Stock subject to the Option) and (ii) the per share exercise price paid by Kimberly Clark for any shares of Tecnol Common Stock acquired pursuant to the Option. Any repurchase under this
Section 8(a) shall be consummated in accordance with the procedures set forth in Section 7(b).

                 (b) If, at any time after the occurrence of a Purchase Event and prior to the third anniversary of the date of such occurrence, Kimberly-Clark shall desire to sell, assign, transfer or otherwise dispose of the Option or all or any of the shares of Tecnol Common Stock acquired by it pursuant to the Option, it shall give Tecnol written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Kimberly-Clark to Tecnol, which may be accepted within 10 business days after its receipt of such Offeror's Notice, to purchase such Option or shares on the same terms and conditions and at the same price at which Kimberly-Clark is proposing to transfer the Option or such shares to a third party. The purchase of the Option or such shares by Tecnol shall be closed within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Kimberly-Clark by wire transfer of immediately available funds to an account designated by Kimberly-Clark. In the event of the failure or refusal of Tecnol to purchase the Option or shares in each case as and to the extent covered by the Offeror's Notice or if the Board of Directors of Tecnol does not approve Tecnol's proposed purchase of the Option or such shares, Kimberly-Clark may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of the Option or such shares in each case as and to the extent covered by the Offeror's Notice to such third party at no less than the price specified and on terms no more favorable to the purchaser than those set forth in the Offeror's Notice. These requirements shall not apply to any disposition of Tecnol Common Stock by a Person to whom Kimberly-Clark has sold shares of Tecnol Common Stock issued upon exercise of the Option in compliance with the terms hereof.

                 9.       REGISTRATION RIGHTS; APPROVAL.

                 (a) For three years after a Purchase Event, Tecnol shall, if requested by any holder or beneficial owner (each a "Holder") of more than 1,000,000 shares (subject to adjustment in the event of any stock dividend, stock split, split-up, reclassification, recapitalization or the like) of Tecnol Common Stock issued pursuant to this Option Agreement, file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Tecnol Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by such Holder (it being understood and agreed that any such sale or other disposition shall be effected on a widely distributed basis so that, upon consummation thereof, no purchaser or transferee shall Beneficially Own more than 2% of the shares of Tecnol Common Stock then outstanding). Each such Holder shall provide all information reasonably requested by Tecnol for inclusion in any registration statement to be filed hereunder. Tecnol shall use its reasonable commercial efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at Tecnol's expense except for underwriting commissions and the fees and disbursements of such Holder's counsel attributable to the registration of such Tecnol Common Stock. In no event shall Tecnol be required to effect more than one registration hereunder. The filing of the registration statement hereunder may be delayed for up to 120 days if such filing would require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any proposed distribution by Tecnol of Tecnol Common Stock or if a special audit of Tecnol would otherwise be required in connection therewith. If requested by any such Holder in connection with such registration, Tecnol shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of the representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Holder entitled to such registration, Tecnol agrees to send a copy thereof to any other person known to Tecnol to be entitled to registration rights under this Section 9, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies entitled to such registration.

         (b) Subject to applicable law and the rules and regulations of the NASDAQ National Market, Tecnol shall promptly file an application to list the shares subject to the Option on the NASDAQ National Market and will use its commercially reasonable efforts to obtain approval of such listing and to effect all necessary filings by Tecnol under the HSR Act in connection with the transactions contemplated hereby. Each of the parties hereto will use its commercially reasonably efforts to obtain consents of all third parties and governmental authorities, if any, necessary for the consummation of the transactions contemplated.

                 10.      SEVERABILITY.

                 Any term, provision, covenant or restriction contained in this Option Agreement held by a court of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable. If for any reason such court determines that applicable law will not permit Kimberly-Clark or any other person to acquire, or Tecnol to repurchase or purchase, the full number of shares of Tecnol Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of the parties hereto to allow Kimberly-Clark or such other person to acquire, or Tecnol to repurchase or purchase, such lesser number of shares as may be permissible, without any amendment or modification hereof.

                 11.      MISCELLANEOUS.

                 (a) EXPENSES. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

                 (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein or therein, this Option Agreement and the Merger Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

                 (c) SUCCESSORS; NO THIRD PARTY BENEFICIARIES. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and any Holder, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

                 (d) ASSIGNMENT. Other than as provided in Sections 8 and 9 hereof, neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person (whether by operation of law or otherwise), without the express written consent of the other party. Any purported assignment in violation hereof shall be null and void.

                 (e) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 9.6 of the Merger Agreement (which is incorporated herein by reference).

                 (f) COUNTERPARTS. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

                 (g) SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason Kimberly-Clark or Tecnol shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

                 (h) GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such state. Nothing in this Option Agreement shall be construed to require any party (or any subsidiary or affiliate or any party) to take any action or fail to take any action in violation of applicable law, rule or regulation.

                 (i) WAIVER AND AMENDMENT. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                 IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the date first written above.


                                        KIMBERLY-CLARK CORPORATION



                                        By:
                                           ---------------------------
                                           Name:
                                           Title:



                                        TECNOL MEDICAL PRODUCTS, INC.



                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C

                          SEVERANCE MATTERS AGREEMENT


         This Severance Matters Agreement (the "Agreement") is entered into as of September ___, 1997, between Tecnol Medical Products, Inc., a Delaware corporation (the "Company"), and Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark").

         WHEREAS, concurrently herewith, the Company, Kimberly-Clark, and Vanguard Acquisition Corp. are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended or supplemented from time to time, the "Merger Agreement"), pursuant to which Vanguard Acquisition Corp. will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Kimberly-Clark, subject to the terms and conditions thereof; and

         WHEREAS, the Company and Kimberly-Clark desire to provide severance to certain employees who may be terminated at or following the Effective Time of the Merger (as such terms are defined in the Merger Agreement); and

         WHEREAS, the Company and Kimberly-Clark intend that the severance arrangement provided under this Agreement be considered an "employee welfare benefit plan" within the meaning of Section 3(1) the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Company and Kimberly-Clark hereby agree as follows:

         1. Term of the Agreement. The term of this Agreement shall commence at the Effective Time of the Merger and end on December 31, 1998; provided, however, that this Agreement shall terminate and shall be of no further force or effect if the Merger Agreement shall be terminated and the Merger shall not become effective pursuant to the terms thereof.

         2. Eligible Employees. The class of employees eligible for severance under this Agreement shall include all salaried full-time employees of the Company as of the Effective Time of the Merger that meet the conditions specified in Section 4 hereof (the "Eligible Employees"). An Eligible Employee shall not include any individual who may receive payment of severance pursuant to any other agreement entered into prior to the Effective Time of the Merger, pursuant to the termination of his or her employment agreement in effect prior to the Effective Time of the Merger, or pursuant to any other severance plan, program, or arrangement maintained by the Company prior to the Effective Time of the Merger. Except as set forth in this Section 2, no other current or former employee of the Company shall be eligible for severance under this Agreement.

         3.      Amount of Severance.   Except as otherwise provided herein,
the amount of severance to which an Eligible Employee shall be entitled is as follows, based on such Eligible Employee's Years of Service:

                 Less than 2 Years of Service:     A  total of 3 weeks of Base Salary

                 2 Years of Service or More:       1-1/2 weeks of Base Salary
                                                   per Year of Service

         The severance amount determined above will be offset by any amount paid to an Eligible Employee, but will not be less zero (0), pursuant to the Worker Adjustment and Retraining Notification ("WARN") Act in lieu of notice thereunder.

         For purposes of this Agreement, "Base Salary" shall mean the weekly base salary rate for the Eligible Employee as shown on the Company's payroll records as of the date of termination of employment.

         For purposes of this Agreement, "Years of Service" shall mean the months of service for such Eligible Employee as shown on the Company's payroll records as of the date of termination of employment, rounded up to the nearest whole month, divided by twelve (12) and rounded to two (2) decimal places.

         4. Conditions for Severance. (a) If an Eligible Employee is involuntarily terminated without Cause from employment with the Company on or before December 31, 1998, such Eligible Employee shall be entitled to receive severance in the amount shown in Section 3 hereof.

         For purposes of this Agreement, "Cause" shall mean any termination of employment for one or more of the following reasons: (i) gross neglect by the Eligible Employee in the performance of his or her job duties; (ii) dishonest or illegal conduct or other wrongdoing by the Eligible Employee; (iii) theft, fraud, embezzlement or other criminal activity involving the Eligible Employee's relationship with the Company; (iv) conduct by the Eligible Employee which is in deliberate disregard of the interests of the Company; or (v) the Company's reasonable belief that the Eligible Employee is abusing or has abused alcohol, drugs or any similar substance that may impair his or her ability to perform his or her job duties.

         (b) If an Eligible Employee who has had a decrease in weekly base salary from such Eligible Employee's weekly base salary in effect at the Effective Time of the Merger terminates his or her employment with the Company on or before December 31, 1998, such Eligible Employee shall be entitled to receive the severance amount set forth in Section 3 hereof; provided that such Eligible Employee's employment terminates within thirty (30) days following such decrease in base salary.

         (c) If an Eligible Employee is offered, in good faith and in accordance with Kimberly-Clark's normal relocation practices under similar circumstances, a position with Kimberly-Clark or an affiliate which requires that such Eligible Employee relocate to a location more than twenty-five (25) miles from such Eligible Employee's then location of employment, such Eligible Employee shall be allowed thirty (30) days in which to consider such offer. If such Eligible Employee rejects the offer and his or her employment with the Company is terminated voluntarily or involuntarily without Cause on or before December 31, 1998, the severance amount shown in Section 3 shall not apply, and the Eligible Employee shall be entitled to receive severance in the following amount:

                 Less than 3 Years of Service:     A total of 3 weeks of Base Salary

                 3 Years of Service or More:       1 week of Base Salary per Year of Service

         (d) No Eligible Employee shall be entitled to receive severance under this Agreement unless such Eligible Employee executes a Severance Agreement and Release in Kimberly-Clark's standard form no later than forty-five (45) days after receipt of the Severance Agreement and Release and such Eligible Employee does not revoke such Severance Agreement and Release in writing within the seven (7)-day period following the date on which it is executed.

         (e) Except as provided in Section 4(b) and 4(c), no Eligible Employee shall be entitled to severance under this Agreement if such Eligible Employee voluntarily terminates employment with the Company or Kimberly-Clark or an affiliate.

         (f) Except as provided in Section 4(b) and 4(c), no Eligible Employee shall be entitled to severance under this Agreement upon a transfer of employment among the Company, Kimberly-Clark, or any of their subsidiaries or affiliates, or upon the sale of all or a portion of the business of the Company or Kimberly-Clark or any of their subsidiaries or affiliates to a third party under circumstances in which such Eligible Employee is offered continued employment through December 31, 1998 by any party to the transaction.

         (g) If an Eligible Employee's employment is terminated on or before December 31, 1998, and he or she receives severance hereunder, and such Eligible Employee is later rehired, upon rehire such Eligible Employee shall not be entitled to receive severance hereunder with respect to any subsequent termination of employment.

         5. Payment of Severance. An Eligible Employee shall receive payment of severance from the Company in accordance with Sections 3 and 4 hereof in a lump sum payment as soon as practicable after the Severance Agreement and Release becomes effective pursuant to Section 4(d) hereof.

         If, at the time payment of severance is to be made hereunder, the Eligible Employee is indebted or obligated to the Company or Kimberly-Clark or any affiliate, then such payment of severance may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation; provided that an election not to offset shall not constitute a waiver of its claim of such indebtedness or obligation.

         6. Withholding. The Eligible Employee is responsible for payment of any Federal, Social Security, state, or local taxes on any severance amount payable under this Agreement. The Company or Kimberly-Clark or an affiliate shall deduct from any such severance payment under this Agreement any Federal, Social Security, state, or local taxes which are subject to withholding, as determined by the Company or Kimberly-Clark or an affiliate.

         7. Claim Procedure and Authority. The Company or Kimberly-Clark shall establish a procedure for handling all claims hereunder and review of denied claims consistent with the provisions of ERISA. The Company, in its sole discretion, pursuant to action taken by the President-Professional Health Care Sector of Kimberly-Clark, shall make all determinations regarding eligibility and payment of severance hereunder and perform such other functions as may be necessary hereunder.

         8. Non-Guarantee of Employment. Nothing contained in this Agreement shall be construed as a contract of employment between any Eligible Employee and the Company or Kimberly-Clark or their affiliates, or as a right of any Eligible Employee to be continued in the employment of the Company or Kimberly-Clark or their affiliates, or as a limitation of the right of the Company or Kimberly-Clark or their affiliates to discharge any Eligible Employee with or without Cause. Nor shall anything contained in this Agreement affect the eligibility requirements under any other plans maintained by the Company or Kimberly-Clark or their affiliates, nor give any person a right to coverage under any other plan.

         9. No Right to Assets. Payment of severance under this Agreement shall be made from the general assets of the Company. No Eligible Employee shall acquire by reason of this Agreement any right in or title to any assets, funds or property of the Company or Kimberly-Clark or their affiliates, including but not limited to any specific funds, assets or other property the Company may set aside. Nothing contained in this Agreement constitutes a guarantee by the Company or Kimberly-Clark or their affiliates that assets of either shall be sufficient to pay severance to any person hereunder.

         10. Assignment. Except for the right of offset by the Company or Kimberly-Clark or their affiliates provided in Section 5 hereof, no right or interest of any Eligible Employee hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.

         11. Governing Law; Validity. Except as preempted by ERISA, the interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which other provisions shall remain in full force and effect.

         12. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument

         13. Miscellaneous. This Agreement shall be subject to the provisions of Sections 9.2, 9.6, and 9.8 (other than with respect to an Eligible Employee's rights under ERISA) of the Merger Agreement which provisions are incorporated by reference herein. Capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement. This Agreement may be amended or modified by the Company or Kimberly-Clark on or after the Effective Time of the Merger; provided that no such amendment or modification shall decrease or materially affect an Eligible Employee's severance hereunder.

         IN WITNESS WHEREOF, each of the Company and Kimberly-Clark has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                       TECNOL MEDICAL PRODUCTS, INC.



                                       By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



                                       KIMBERLY-CLARK CORPORATION




                                       By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                                                       EXHIBIT D

             FORM OF AFFILIATE LETTER FOR AFFILIATES OF THE COMPANY



Kimberly-Clark Corporation
351 Phelps Drive
Irving, Texas  75038



Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Tecnol Medical Products, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September __, 1997 (the "Merger Agreement") among Kimberly-Clark Corporation, a Delaware corporation ("Parent"), Vanguard Acquisition Corp., a Delaware corporation ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger").

         Pursuant to the Merger Agreement, I may receive shares (the "Fixed Shares") of common stock, par value $1.25 per share, of Parent. I would receive the Fixed Shares in exchange for shares of common stock, $.001 par value per share (or options or warrants to purchase such shares), of the Company held or owned by me.

         1. I represent, warrant and covenant to Parent that when and to the extent I hold or own Fixed Shares:

             A. I shall not make any sale, transfer or other disposition of any Fixed Shares in violation of the Act or the Rules and Regulations.

             B. I have been advised that the issuance of the Fixed Shares to me pursuant to the Merger Agreement has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the sale, transfer or other disposition by me of any Fixed Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of any Fixed Shares unless (i) such sale, transfer or other disposition is made in conformity with the volume limitations and other conditions of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably satisfactory to Parent some other exemption from registration under the Act is available for such sale, transfer or other disposition.

             C. I understand that Parent is under no obligation to register the sale, transfer or other disposition of any Fixed Shares by me or on my behalf under the Act or, except as provided in paragraph 3(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

             D. I also understand that there will be placed on the certificates for the Fixed Shares, or any substitutions therefor, a legend stating in substance:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES, AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE LIMITATIONS OF SUCH RULE 145, OR UPON RECEIPT BY KIMBERLY-CLARK CORPORATION OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT."

             E. I also understand that unless a sale, transfer or other disposition of any Fixed Shares is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to a transferee of such Fixed Shares:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WERE ACQUIRED

                 FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT OR EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR UPON RECEIPT BY KIMBERLY-CLARK CORPORATION OF AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT."

             F. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

             G. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of the capital stock of the Fixed Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

         2. I represent, warrant and covenant that, to the extent that I own, have owned during the last two years, or will own at or prior to the Effective Time, any shares of common stock of the Company ("Company Common Stock"): (i) I have no current plan or intention to sell, exchange or otherwise dispose of (or to enter into any transaction to reduce my equity risk with respect to) any shares of common stock of Parent (if any) that I receive pursuant to the Merger, (ii) I have not acquired or transferred, and have no current plan or intention to acquire or transfer, any shares of Company Common Stock prior to the effective time of the Merger (the "Effective Time") in contemplation of the Merger (except for acquisitions pursuant to the exercise of Company Options), and (iii) both of the foregoing representations will be true, correct and complete as of the Effective Time (as if made as of the Effective Time). I understand that the representations made in this paragraph will be relied upon by Carrington, Coleman, Slomon & Blumenthal, L.L.P., counsel to the Company, and Sidley & Austin, counsel to

Parent (each of whom is an intended third-party beneficiary of the representations and agreements in this paragraph), in rendering their opinions pursuant to Section 7.2(d) and 7.3(d), respectively, of the Merger Agreement, and I agree to notify Carrington, Coleman, Slomon & Blumenthal, L.L.P. and Sidley & Austin immediately should any of the foregoing representations become untrue at or prior to the Effective Time.

         3. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

             A. For so long as and to the extent necessary to permit me to sell Fixed Shares pursuant to Rule 145 under the Act and, to the extent applicable, pursuant to Rule 144 under the Act, Parent shall use its reasonable efforts to file, on a timely basis, all reports required to be filed with the Commission by Parent pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

             B. It is understood and agreed that certificates with the legends set forth in Item 1, paragraphs D and E above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquires the Fixed Shares and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquires the Fixed Shares and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the Fixed Shares held or owned by the undersigned.


                               Very truly yours,



                               -----------------------------------

Agreed and accepted this __ day
of _______, 199_, by

KIMBERLY-CLARK CORPORATION


By ________________________
   Name:
   Title:

                    [TO BE SIGNED BY EACH AFFILIATE]
                                 _______, 1997


Sidley & Austin
One First National Plaza
Chicago, Illinois  60603

Carrington, Coleman, Sloman & Blumenthal, L.L.P.
200 Crescent Court, Suite 1500
Dallas, Texas 75201

Ladies and Gentlemen:

                 You have been requested to render opinions regarding certain federal income tax consequences of the merger (the "Merger") of Vanguard Acquisition Corp., Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Kimberly-Clark Corporation, Inc. ("Parent"), a Delaware corporation, with and into Tecnol Medical Products, Inc. (the "Company"), a Delaware corporation, upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of September ___, 1997 (the "Merger Agreement") among Parent, Merger Sub and the Company. Capitalized terms not defined herein have the meanings specified in the Merger Agreement.

                 In connection with the Merger, and recognizing that each of you will rely upon this certificate in rendering such opinions, the undersigned, a beneficial owner of 5% or more of the issued and outstanding Shares and acting as such, hereby certifies and represents to each of you that the facts and representations stated herein are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

         1. The undersigned has no present plan or intention to sell, exchange, or otherwise dispose of (or enter into any transaction to reduce the equity risk with respect to) any shares of Parent Common Stock to be received pursuant to the Merger.

         2. The undersigned has not transferred or acquired any Shares on or prior to the date hereof in contemplation of the Merger and has no present plan or intention to transfer or acquire any Shares prior to the Effective Time in contemplation of the Merger (except for acquisitions pursuant to the exercise of Company Options).

                 The undersigned hereby undertakes to inform each of you and Parent and Company immediately should any of such statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                                        Very truly yours,



                                        --------------------------------------